Exhibit 10.5

                                 AMENDMENT NO. 1
                                       TO
                         EXECUTIVE EMPLOYMENT AGREEMENT

      THIS AMENDMENT NO. 1 ("Amendment No. 1"), dated as of August 16, 2003, is made a part of that certain EXECUTIVE EMPLOYMENT AGREEMENT (the "Agreement"), dated as of August 16, 2002, by and between Phoenix Color Corp., a Delaware corporation (the "Company"), and Edward Lieberman (the "Executive"). It is intended by the parties that the terms of this Amendment No. 1, to the extent that they are more specific than the terms contained in the Agreement, or to the extent that they should conflict with the terms contained in the Agreement, shall supersede the terms of the Agreement. Section numbers and exhibits referenced in this Amendment No. 1 correspond, where applicable, to section numbers and exhibits used in the Agreement. All defined terms not otherwise defined herein shall have the meanings set forth in the Agreement.

                              W I T N E S S E T H:

      In consideration of the mutual covenants and representations contained herein and the mutual benefits derived herefrom, of $10 cash consideration, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

      1. Sub-sections 13.B(i)-(iv) of the Agreement are hereby restated in their entirety as follows:

            (i) "Change of Control" means (1) the acquisition in one or more transactions by any Person (other than from the Company) of the beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934, as amended) of 50% or more of (A) the then outstanding capital stock of the Company, or (B) the combined voting power of the then outstanding capital stock of the Company entitled to vote generally in the election of directors (the "Combined Voting Stock"); (2) the closing of a sale or other conveyance of all or substantially all of the assets of the Company; or
(3) the effective time of any merger, share exchange, consolidation, or other business combination involving the Company if immediately after such transaction persons who hold a majority of the outstanding voting securities entitled to vote generally in the election of directors of the surviving entity (or the entity owning 100% of such surviving entity) are not persons who, immediately prior to such transaction, held the Combined Voting Stock. Notwithstanding the foregoing and solely for purposes of the last sentence of Section 5, in no event shall a transaction constitute a Change of Control if the Disposition Proceeds for such transaction are less than the Target Amount.

            (ii) "Disposition Proceeds" means: (1) in the case of a transaction described in clause (1) or (3) of Section 13.B(i), the value of cash and non-cash consideration paid or payable (after the payment of all liabilities of the Company, including without limitation any Retirement Benefits under any Supplemental Executive Retirement Plan) in connection with such transaction for the outstanding capital stock of the Company (including stock options), which

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consideration shall be determined as of the closing of the transaction, assuming the payment of any contingent portion of the consideration (including any earn-out payment) will be made; or (2) in the case of a transaction described in clause (2) of Section 13.B(i), the value of cash and non-cash consideration (including without limitation payment or assumption of debt) available (after the payment of all liabilities of the Company, including without limitation any Retirement Benefits under any Supplemental Executive Retirement Plan) for distribution to the holders of outstanding capital stock of the Company (including stock options) in connection with such transaction, determined as of the closing of the transaction assuming the payment of any contingent portion of the consideration (including any earn-out payment) will be made, and in accordance with generally accepted accounting principles.

            (iii) "Person" means any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended, other than: Louis LaSorsa, Edward Lieberman, employee benefit plans sponsored or maintained by the Company, and entities controlled by the Company.

            (iv) "Target Amount" means $40,000,000.

      2. Exhibit A to the Agreement shall be replaced by Exhibit A hereto.

      IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 1 on the date first above written.


                                               PHOENIX COLOR CORP.

                                               By: /s/ Louis LaSorsa
                                                   -----------------------------
                                                      Louis LaSorsa


                                               EXECUTIVE

                                               /s/ Edward Lieberman
                                               ---------------------------------
                                                 Edward Lieberman


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                                    EXHIBIT A

           Phoenix Color Corp. Supplemental Executive Retirement Plan
                                 (see attached)

See Exhibit A to Exhibit 10.4, which is incorporated herein by this reference.


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